Contact: Jill Swartz

NNN Realty Advisors, Inc.

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

714-667-8252 ext. 251

jswartz@nnnrealtyadvisors.com

NNN HEALTHCARE/OFFICE REIT ACQUIRES TUCSON MEDICAL OFFICE PORTFOLIO
IN TUCSON, ARIZONA

Santa Ana, Calif., November 27, 2007 – NNN Healthcare/Office REIT, Inc. has acquired the Tucson Medical Office Portfolio. The acquisition closed on November 20, 2007.

The Tucson Medical Office Portfolio consists of two separate medical facilities—Desert Life Medical Plaza and 6261 North La Cholla Boulevard—in Tucson, Arizona. Situated on nearly ten acres, the seven building portfolio totals more than 111,000 square feet and features a strong tenant roster, distinctive architecture and mature landscaping. Both properties are adjacent to Northwest Medical Center, a 300-bed full-service hospital that offers a full scope of inpatient and outpatient services.

Desert Life Medical Plaza consists of five one-story buildings and one two-story building totaling more than 56,000 square feet. Built in 1980 on more than five acres, the property has abundant parking with 280 parking spaces, providing a ratio of five spaces per 1,000 square feet.

6261 North La Cholla Boulevard is a two-story medical office building situated on nearly five acres. The approximately 55,000-square-foot property offers ample parking with 368 spaces, providing a ratio of 6.7 spaces per 1,000 square feet.

“Northwest Tucson has been one of the fastest growing areas of Tucson for the past ten years,” explained Danny Prosky, vice president of acquisitions for NNN Healthcare/Office REIT, Inc. “The Tucson Medical Office Portfolio’s location in a growing metropolitan region, along with its ready access to a major medical center, makes it an exceptional addition to our growing portfolio of medical properties.

The Tucson Medical Office Portfolio is approximately 66 percent leased, including tenants such as Fresenius Medical Care, Laboratory Corp of America and Genova Clinical Research.

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2 – 2 – 2 NNN Healthcare/Office REIT Acquires Tucson Medical Office Portfolio

NNN Healthcare/Office REIT purchased the Tucson Medical Office Portfolio from unaffiliated third parties. Financing was provided by LaSalle Bank National Association. Asset management services will be provided by NNN Realty Advisors, Inc.

As of November 15, 2007, NNN Healthcare/Office REIT has sold approximately 18.7 million shares of its common stock, excluding the shares issued under its distribution reinvestment plan, for more than $186 million through its initial public offering, which began in the third quarter of 2006.

NNN Healthcare/Office REIT offers a monthly distribution of 7.25 percent per annum and has made fifteen other geographically-diverse acquisitions:

•	Northmeadow Medical Center in Roswell, Georgia

•	East Florida Senior Care Center Portfolio in Jacksonville, Winter Park, and Sunrise, Florida;

•	2750 Monroe Boulevard in Valley Forge, Pennsylvania;

•	St. Mary Physicians Center in Long Beach, California;

•	Kokomo Medical Office Park in Kokomo, Indiana;

•	1 and 4 Market Exchange in Columbus, Ohio;

•	Gwinnett Professional Center in Lawrenceville, Georgia;

•	Triumph Hospital Northwest and Triumph Hospital Southwest in Greater Houston, Texas;

•	Thunderbird Medical Plaza in Glendale, Arizona;

•	Shakerag Medical Center and Yorktown Medical Center in Fayette County, Georgia;

•	Commons V Medical Office Building in Naples, Florida;

•	Lenox Office Park Building G in Memphis, Tennessee;

•	The Gallery Professional Building in St. Paul, Minnesota;

•	Crawfordsville Medical Office Park and Athens Surgery Center in Crawfordsville, Indiana; and

•	Southpointe Office Parke and Epler Parke I in Indianapolis, Indiana.

Including the purchase of the Tucson Medical Office Portfolio, NNN Healthcare/Office REIT has acquired a portfolio of properties valued in excess of $315 million.

NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm, is the sponsor of NNN Healthcare/Office REIT, Inc. NNN Realty Advisors and affiliates manage a growing portfolio of more than 39.1 million square feet of real estate, including approximately 10,100 apartment units, with a combined market value approaching $5.4 billion. NNN Realty Advisors and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value added property funds, and institutional investments.

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